Exhibit 99.1

NEWS RELEASE

For Immediate Release

AS A RESULT OF A REVIEW BY THE BRITISH COLUMBIA SECURITIES COMMISSION,
WE ARE ISSUING THE FOLLOWING NEWS RELEASE TO CLARIFY OUR DISCLOSURE

VANCOUVER, British Columbia, May 15, 2012 - Sono Resources, Inc. (OTCBB:SRCI) (the "Company" or "Sono") announces that on October 5, 2011, November 28, 2011, December 13, 2011 and March 9, 2012, Sono issued news releases that contained scientific or technical information and inadvertently did not name the Qualified Person (as defined in NI 43-101) who reviewed and approved the scientific or technical disclosure in such news releases as required by section 3.1 of National Instrument 43-101 Standards of Disclosure for Mineral Properties ("NI 43-101"). Sono confirms that the scientific or technical information in such news releases was reviewed and approved by Daniel Leroux, P. Geo (ON, SASK), a Qualified Person as defined by NI 43-101.

In addition, Sono hereby retracts in its entirety that certain 48-page report, dated January 2, 2012, distributed by Grass Roots Research and Distribution Inc. ("Grass Roots", and such report the "Grass Roots Report"), which is deemed to be disclosure made by Sono. The Grass Roots Report discloses results of an economic analysis of Sono's Bonnyridge mineral property that includes projected revenues purportedly based on developing existing proven and probable mineral reserves. The analysis in the Grass Roots Report is not permitted in accordance with section 2.3(1)(b) of NI 43-101 because Sono has no current NI 43-101 mineral resource estimates. Sono hereby retracts the Grass Roots Report in its entirety and confirms that it has not identified mineral showings on its Bonnyridge property.

As an update to Sono's March 9, 2012 news release where Sono announced it had begun drilling, Sono announces that it has planned two reverse circulation drilling phases with 6 holes planned in each phase with drilling to take place 150 metres apart along strike. The drilling program is taking place on the Western Ngami Land part of Botswana and has been planned to access Cu soil geochemical anomalies coincident with structural elements identified in the recent high resolution airborne magnetic survey. Currently, Sono has completed reverse circulation drilling on four holes and is drilling a fifth hole. The first four holes were drilled to the following depths:

BON P1          179.5m

BON P2          180 m

BON P3          180 m

BON P4          204 m

Sono expects the first phase of drilling to be completed in mid June. Sono has not yet started taking samples from the drilling that has been completed, but intends to do so in the near future. Upon completion of Sono's present drilling program and sampling, it will send the samples to an accredited laboratory for analysis after which Sono will report the results. Sono expects to send drill samples to an accredited laboratory in July 2012. As such, there have been no significant findings to date.

Qualified Person Statement

This news release has been reviewed by Daniel Leroux, P. Geo (ON, SASK), a Qualified Person as defined by National Instrument 43-101.

About Sono Resources, Inc.

Sono Resources is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa and North America.

See www.sonoresourcesinc.com for more information.

Contact: Investor Relations - 1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.